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                                                               Exhibit No. 99(a)



                               FIRST AMENDMENT TO
                                ESCROW AGREEMENT
                           FOR FANZ ENTERPRISES, INC.
                              PUBLIC OFFERING FUNDS


         This First Amendment to the Escrow Agreement For FanZ Enterprises, Inc. Public Offering Funds (this "Amendment"), dated June 11 , 2001, is by and between FanZ Enterprises, Inc., a Delaware corporation, (hereinafter referred to as the "Company") and FIRSTAR BANK, N.A., Corporate Trust Department, Milwaukee, Wisconsin (hereinafter referred to as the "Escrow Agent").

         WHEREAS, the Company and the Escrow Agent entered into an Escrow Agreement For FanZ Enterprises, Inc. Public Offering Funds, dated February 15, 2001(the "Agreement"); and

         WHEREAS, the Company has been requested by the administrators of various state securities agencies to revise the Agreement as a pre-condition to approval of the Company's application for securities registration under the Coordinated Equity Review program.

         NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

         A. Section 7 of the Agreement shall be revised, and hereby is amended to read, as follows:

                  7. The Escrow Period is the period beginning on the date of this Agreement and ending on the earlier of (i) the date the escrow funds are disbursed pursuant to Sections 9 or 10 of this Agreement or
         (ii) the Termination Date. The Termination Date is the date nine (9) months after the date of effectiveness of the Registration Statement, unless the Termination Date is extended. The Company may extend the Termination Date for a period not to exceed ninety (90) days.

         B. The following sections shall be added, and hereby are inserted into the Agreement, after Section 15 and preceding the whereof clause and signature lines:

                  16. The proceeds deposited with the Escrow Agent are not subject to claims of the creditors of the Company, affiliates, associates or selling agents until the proceeds have been released to the Company pursuant to the terms of this Agreement.

                  17. The administrators of the states participating in the Coordinated Equity Review shall have the right to inspect and make copies of the records of the Escrow Agent at any reasonable time wherever records are located.

                  18. The Escrow Agent will notify the following parties in writing when the proceeds are released from the Escrow Account, through a signed

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         affidavit executed by the Escrow Agent accompanied by a copy of the written approval from the Company requesting disbursement:

             Thomas E. Alberts                   Scott A. Rugen
             Director of Registrations           Securities Analyst
             State of Iowa                       Delaware Department of Justice
             Iowa Securities Bureau              Division of Securities
             340 Maple St.                       820 North French St., 5th Floor
             Des Moines, Iowa 50319-0066         Wilmington, Delaware  19801

         C. All other provisions of the Agreement, not specifically addressed in Sections A and B above, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures as of this 11TH day of June, 2001.


                                        FANZ ENTERPRISES, INC.


                                        By: /s/ Frederick L. McDonald, II
                                           -------------------------------------
                                           Frederick L. McDonald, II
                                           President


                                        FIRSTAR BANK, N.A., CORPORATE
                                        TRUST DEPARTMENT, MILWAUKEE WISCONSIN


                                        By: /s/ Peter M. Brennan
                                           -------------------------------------
                                           Name:   Peter M. Brennan
                                                --------------------------------
                                           Title:  Assistant Vice President
                                                 -------------------------------